The Latin America Dollar Income Fund, Inc.
Stockholder Meeting Results
--------------------------------------------------------------------------------

The Annual Meeting of Stockholders (the "Meeting") of The Latin America Dollar Income Fund, Inc. ("LADIF" or the "Acquiring Fund") was held on October 28, 1997, at the offices of Scudder, Stevens & Clark, Inc., 25th Floor, 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the stockholders (the resulting votes for each matter are presented below.) With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide stockholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. (a) To approve the issuance of shares of LADIF's common stock, par value $.01 per share, in connection with an Agreement and Plan of
        Reorganization between LADIF and Scudder World Income Opportunities Fund, Inc. ("SWIOF" or the "Acquired Fund") whereby LADIF would acquire substantially all of the assets, and assume substantially all of the liabilities, of SWIOF in exchange for the newly issued shares of LADIF's common stock (the "Reorganization"),

        (b) in connection with the Reorganization, to approve a modification of LADIF's fundamental policy concerning industry concentration and

        (c) in connection with the Reorganization, to approve the change of LADIF's name to "Scudder Global Income Fund, Inc." (Approved on November 5, 1997.)

                                                    Number of Votes:
                                                    ----------------
                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------
               3,165,771                   372,903                    160,906                   1,820,269

2. To approve the new Investment Management Agreement between LADIF and Scudder Kemper Investments, Inc.

                                                    Number of Votes:
                                                    ----------------
                  For                      Against                    Abstain               Broker Non-Votes*
                  ---                      -------                    -------               -----------------
               4,929,444                   288,358                    141,010                     56,417

The Latin America Dollar Income Fund, Inc.
Stockholder Meeting Results
--------------------------------------------------------------------------------
3.      To elect Directors.

                                                      Number of Votes:
                                                      ----------------
         Director                            For                    Withheld
         --------                            ---                    --------

Lynn S. Birdsong                           5,144,233                 270,996

Robert J. Callander                        5,154,811                 260,418


        Continuing Directors:
        ---------------------
         Robert J. Boyd
         George M. Lovejoy, Jr.
         Ronaldo A. da Frota Nogueira
         Dr. Susan Kaufman Purcell
         Edmond D. Villani


4. To ratify the selection of Price Waterhouse L.L.P. as the Fund's independent accountants.

                                    Number of Votes:
                                    ----------------
               For                      Against                    Abstain
               ---                      -------                    -------
            5,201,553                    82,495                    131,181



* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.